Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2005 FINANCIAL RESULTS

ITASCA, IL, April 26, 2005 — Gallagher today reported its financial results for the quarter ended March 31, 2005. A printer-friendly format is available at www.ajg.com.

Quarter Ended March 31

	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	1st Q 05	1st Q 04	Chg	1st Q 05	1st Q 04	1st Q 05	1st Q 04
	($ in millions)			($ in millions)
Brokerage	$225.3	$202.5	11%	$20.4	$26.7	$0.22	$0.28
Litigation Matters	—	—	—	(21.0)	—	(0.23)	—
Risk Management	91.6	81.4	13%	13.2	10.1	0.14	0.11

Brokerage & Risk Management	316.9	283.9	12%	12.6	36.8	0.13	0.39

Financial Services	32.0	23.1	—	(2.2)	2.0	(0.02)	0.02
Litigation Matters	—	—	—	(84.2)	—	(0.91)	—
Impact of FIN 46	—	25.9	—	—	—	—	—

Discontinued Operations	—	—	—	(0.2)	0.1	—	—

Total Company	$348.9	$332.9	5%	$(74.0)	$38.9	$(0.80)	$0.41

“Gallagher continues to do what it does best even in these challenging times – solve our clients’ risk management problems,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “First quarter 2005 revenue growth reflects the strong efforts of our team in selling insurance products and completing acquisitions which fit in to the Gallagher culture. Risk Management in particular continues to show excellent results.”

Brokerage and Risk Management Combined First Quarter Highlights

•	12% growth in revenues, of which 4% is organic.

•	14% pretax margin before litigation and contingent matters, 2% below 2004 mostly due to investments in new hires of 0.7%, foreign exchange of 0.4% and pension and group medical inflation of 0.6%. Gallagher has made amendments to several employee benefit plans that will result in a one time gain of $10.0 to $12.0 million in second quarter 2005. In addition, Gallagher estimates quarterly savings as a result of these amendments of approximately $5.0 million in both third and fourth quarters 2005 and approximately $3.0 million quarterly thereafter.

•	Contingent commissions were $20.7 million in first quarter 2005 versus $20.0 million in first quarter 2004. The contingent commissions recognized in 2005 by Gallagher relate to contingent commission agreements in force during 2004. As previously announced, Gallagher ceased entering into new contingent commission agreements as a retail broker effective January 1, 2005. Accordingly, it is expected that future contingent commissions will be substantially reduced.

•	As previously announced, in first quarter 2005 Gallagher sold its two medical claim management operations. As a result, these operations have been accounted for as discontinued operations in the accompanying financial statements. Prior year amounts have been restated to reclassify the revenues and expenses of these entities to discontinued operations.

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Brokerage Segment First Quarter Highlights

•	Revenue growth of 11% reflecting strong acquisition activity.

•	Organic growth rate of 1% in a soft market.

•	Closed two acquisitions and the pipeline remains strong.

•	First quarter 2005 compensation ratio was 3.2% higher than 2004. Most of this increase results from new hires in the retail operations of 0.6%, new hires and one-time charges related to staffing changes made in Gallagher’s London and reinsurance operations of 0.7% and pension and group medical inflation of 0.9%.

•	First quarter operating expense ratio was up 0.6%. Cost savings were more than offset by foreign currency translation of 0.4% and one time legal expenses of 0.6%.

•	Pretax margin before litigation and contingent matters of 12%, a 5% margin reduction from 2004. Pretax margin was impacted in 2005 by the compensation and operating expense factors discussed above, as well as 0.9% related to increased amortization expense.

•	The insurance industry in general, and Gallagher individually, continue to be the subjects of a substantial number of regulatory and legal actions by many State Attorneys General and private litigants investigating contingent commissions and various other historical business practices. Over the last several months, three other major insurance brokers have reached settlement with one or more Attorneys General. Gallagher has recorded a pretax charge to its first quarter 2005 earnings of $35.0 million ($21.0 million after tax, or $0.23 per diluted share) representing its current best estimate of the amount to resolve the state insurance investigations, which is based on the costs of similar industry settlements thus far, plus an accural for legal costs.

•	The first quarter 2005 tax benefit of $7.9 million results from applying a 23% effective tax rate to the Brokerage Segment’s pretax earnings before the charge discussed above, plus applying a 40% marginal rate to the $35.0 million charge.

Risk Management Segment First Quarter Highlights

•	Diluted earnings per share growth of 27% over 2004; 39% growth in pretax earnings.

•	Revenue growth of 13%, 12% growth in fees, all of which is organic.

•	Increasing claim counts reflect excellent new business sales and the impact of recovering economic conditions from existing clients.

•	Pretax margin of 19%, a 4% margin improvement over 2004 primarily reflecting expense savings initiatives put in place in 2004.

•	Effective tax rate of 23% in 2005 versus 19% in 2004.

•	Client retention remains strong.

•	Clients’ use of Gallagher’s proprietary Risx-Facs® system now exceeds 18 million page views per month.

Financial Services Segment Highlights

•	As previously reported, on February 11, 2005 AJG Financial Services, Inc. (AJGFS) received an adverse jury verdict in favor of Headwaters Incorporated (Headwaters) in the amount of approximately $175.0 million. The verdict arose from a dispute over a synthetic coal technology licensing agreement. After the jury verdict, Headwaters petitioned the trial court for a declaratory judgment that AJGFS would also owe Headwaters significant additional payments in future years. The trial court has not yet ruled on Headwaters’ request for a declaratory judgment. On April 25, 2005, AJGFS and Headwaters reached an agreement in principle to settle this and all other litigation between the companies for $50.0 million payable to Headwaters in May 2005. Additionally, AJGFS and Headwaters have reached an agreement to modify their existing licensing agreement allowing AJGFS to utilize Headwaters’ technology in exchange for (i) $70.0 million payable on or before January 15, 2006 and (ii) an annual royalty, which at full production, would make Headwaters’ and AJGFS’ annual share of the pretax earnings on two of AJGFS’ synthetic fuel facilities to be approximately $20.0 million each. This settlement agreement is subject to final contract modifications, which are expected to be completed before May 2, 2005. Gallagher has recorded a pretax charge to its first quarter 2005 earnings of $131.0 million ($84.2 million after tax, or $0.91 per diluted share) related to this settlement, including litigation, bonding and other costs.

•	As previously announced, on April 20, 2005, Gallagher completed the sale of its Florida Community Development investment and will record a one time gain of approximately $12.0 million ($0.07 per diluted share after tax) in second quarter 2005.

•	On April 1, 2005, Gallagher received $5.8 million in cash comprising a $2.1 million dividend ($0.02 per diluted share after tax) and a $3.7 million return of capital from one of its Bermuda Insurance Investments, which will be recorded in second quarter 2005.

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•	During its January 26, 2005 conference call, Gallagher provided quarterly earnings guidance related to its Financial Services Segment as shown below. Based upon adjusted Syn/Coal production plans, the resolution of the Headwaters litigation and the currently known second quarter gain and dividend discussed above, Gallagher now revises its estimated net earnings for the Financial Services Segment as shown below.

	2nd Q 05	3rd Q 05	4th Q 05
Guidance provided on January 26th	$(0.04)	$—	$0.02
Guidance now provided	$0.05	$(0.04)	$(0.04)

•	Adoption of FIN 46 - In third quarter 2003, Gallagher adopted a new accounting pronouncement, FASB Interpretation No. 46 (FIN 46) - “Consolidation of Variable Interest Entities,” which required the company to consolidate one investment not previously consolidated because the company does not control the investment through a majority voting interest. Previously reported financial statements were not restated for the adoption of FIN 46. During third quarter 2004, Gallagher sold a portion of its interest in this investment, which eliminated the requirement to consolidate the investment under the FIN 46 rules. This investment is now accounted for using equity method accounting.

The company will host a webcast conference call on Wednesday, April 27, 2005 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in eight countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded under the symbol “AJG” on the New York Stock Exchange.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the area of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2005	3 Months Ended Mar 31, 2004
BROKERAGE SEGMENT

Commissions	$192.5	$172.9
Fees	29.4	27.1
Investment income - fiduciary	3.4	2.5

Revenues	225.3	202.5

Compensation	141.8	120.9
Operating	48.4	42.1
Depreciation	3.4	3.1
Amortization	5.2	2.9
Litigation and contingent commission related matters	35.0	—

Expenses	233.8	169.0

Earnings (loss) from continuing operations before income taxes	(8.5)	33.5
Provision (benefit) for income taxes	(7.9)	6.8

Earnings (loss) from continuing operations	$(0.6)	$26.7

Diluted earnings (loss) from continuing operations per share	$(0.01)	$0.28
Growth - revenues	11%	9%
Organic growth in commissions and fees (1)	1%	1%
Growth - pretax earnings	NMF	25%
Compensation expense ratio	63%	60%
Operating expense ratio	21%	21%
Pretax profit margin before litigation related matters (2)	12%	17%
Effective tax rate	NMF	20%

RISK MANAGEMENT SEGMENT

Fees	$91.0	$81.1
Investment income - fiduciary	0.6	0.3

Revenues	91.6	81.4

Compensation	51.4	44.4
Operating	21.1	22.5
Depreciation	1.8	2.0
Amortization	0.1	0.1

Expenses	74.4	69.0

Earnings from continuing operations before income taxes	17.2	12.4
Provision for income taxes	4.0	2.3

Earnings from continuing operations	$13.2	$10.1

Diluted earnings from continuing operations per share	$0.14	$0.11
Growth - revenues	13%	18%
Organic growth in fees (1)	12%	18%
Growth - pretax earnings	39%	19%
Compensation expense ratio	56%	55%
Operating expense ratio	23%	28%
Pretax profit margin	19%	15%
Effective tax rate	23%	19%

BROKERAGE & RISK MANAGEMENT COMBINED

Commissions	$192.5	$172.9
Fees	120.4	108.2
Investment income - fiduciary	4.0	2.8

Revenues	316.9	283.9

Compensation	193.2	165.3
Operating	69.5	64.6
Depreciation	5.2	5.1
Amortization	5.3	3.0
Litigation and contingent commission related matters	35.0	—

Expenses	308.2	238.0

Earnings (loss) from continuing operations before income taxes	8.7	45.9
Provision (benefit) for income taxes	(3.9)	9.1

Earnings (loss) from continuing operations	$12.6	$36.8

Diluted earnings (loss) from continuing operations per share	$0.13	$0.39
Growth - revenues	12%	11%
Organic growth in commissions and fees (1)	4%	8%
Growth - pretax earnings	NMF	23%
Compensation expense ratio	61%	58%
Operating expense ratio	22%	23%
Pretax profit margin before litigation related matters (2)	14%	16%
Effective tax rate	NMF	20%

See notes to first quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2005	3 Months Ended Mar 31, 2004
FINANCIAL SERVICES SEGMENT

Investment income	$32.1	$20.6
Impact of FIN 46 on investment income	—	25.9
Investment gains (losses)	(0.1)	2.5

Revenues	32.0	49.0

Investment expenses	28.7	16.8
Impact of FIN 46 on investment expenses	—	24.7
Interest	2.6	1.9
Depreciation	3.5	1.9
Impact of FIN 46 on depreciation expense	—	1.2
Litigation related matters	131.0	—

Expenses	165.8	46.5

Earnings (loss) from continuing operations before income taxes	(133.8)	2.5
Provision (benefit) for income taxes	(47.4)	0.5

Earnings (loss) from continuing operations	$(86.4)	$2.0

Diluted earnings (loss) from continuing operations per share	$(0.93)	$0.02

Consolidated Statement of Earnings
(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2005	3 Months Ended Mar 31, 2004
TOTAL COMPANY
Commissions	$192.5	$172.9
Fees	120.4	108.2
Investment income - fiduciary	4.0	2.8
Investment income - all other	32.1	46.5
Investment gains (losses)	(0.1)	2.5

Revenues	348.9	332.9

Compensation	193.2	165.3
Operating	69.5	64.6
Investment expenses	28.7	41.5
Interest	2.6	1.9
Depreciation	8.7	8.2
Amortization	5.3	3.0
Litigation and contingent commission related matters	166.0	—

Expenses	474.0	284.5

Earnings (loss) from continuing operations before income taxes	(125.1)	48.4
Provision (benefit) for income taxes	(51.3)	9.6

Earnings (loss) from continuing operations	(73.8)	38.8

Earnings (loss) on discontinued operations, net of income taxes	(0.2)	0.1

Net earnings (loss)	$(74.0)	$38.9

Diluted earnings (loss) from continuing operations per share	$(0.80)	$0.41
Diluted earnings (loss) on discontinued operations per share	—	—

Net earnings (loss)	$(0.80)	$0.41

Dividends declared per share	$0.28	$0.25

Other Information
Basic weighted average shares outstanding (000s)	92,463	90,376
Diluted weighted average shares outstanding (000s)	94,790	93,955
Common shares repurchased (000s)	—	555
Annualized return on beginning tangible net worth (3)	NMF	37%
Number of acquisitions closed	2	7
Workforce at end of period (includes acquisitions)	7,975	6,958

Earnings (Loss) From Continuing Operations Before Income Taxes, Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Depreciation, Amortization and Stock Compensation Expense (4)

Earnings (loss) from continuing operations	$(73.8)	$38.9
Litigation and contingent commission related matters	166.0	—
Investment (gains) losses	0.1	(2.5)
Depreciation	8.7	8.2
Amortization	5.3	3.0
Amortization of deferred comp and restricted stock	2.7	2.1
Stock compensation expense	2.2	1.2
Tax effect	(65.1)	(2.2)

Earnings (loss) from continuing operations before income taxes, litigation and contingent commission related matters, investment (gains) losses, depreciation, amortization and stock compensation expense	$46.1	$48.7

On a diluted per share basis	$0.49	$0.52

See notes to first quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2005	Dec 31, 2004
Cash and cash equivalents	$212.3	$224.6
Restricted cash	506.1	488.9
Unconsolidated investments - current	27.8	26.0
Premiums and fees receivable	1,305.4	1,355.5
Income taxes recoverable	5.9	—
Other current assets	159.5	132.8

Total current assets	2,217.0	2,227.8

Unconsolidated investments - noncurrent	129.4	132.4
Fixed assets related to consolidated investments - net	194.6	195.6
Other fixed assets - net	57.6	63.4
Deferred income taxes	185.9	184.8
Other noncurrent assets	70.3	59.7
Goodwill - net	209.7	219.0
Amortizable intangible assets – net	163.2	155.2

Total assets	$3,227.7	$3,237.9

Premiums payable to insurance and reinsurance companies	$1,827.4	$1,838.9
Accrued compensation and other accrued liabilities	355.0	253.4
Unearned fees	39.3	35.0
Income taxes payable	—	24.8
Other current liabilities	17.1	18.6
Corporate related borrowings	—	—
Investment related borrowings - current	42.9	41.4

Total current liabilities	2,281.7	2,212.1
Investment related borrowings - noncurrent	138.3	140.0
Other noncurrent liabilities	125.0	124.8

Total liabilities	2,545.0	2,476.9

Stockholders’ equity:
Common stock - issued and outstanding	93.2	92.1
Capital in excess of par value	172.9	146.4
Retained earnings	438.8	539.0
Unearned deferred compensation	(16.5)	(12.2)
Unearned restricted stock	(5.7)	(4.3)

Total stockholders’ equity	682.7	761.0

Total liabilities and stockholders’ equity	$3,227.7	$3,237.9

Other Information
Tangible net worth (5)	$309.8	$386.8
Book value per share	$7.33	$8.26
Tangible book value per share (6)	$3.32	$4.20

Notes to First Quarter 2005 Earnings Release and Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and/or fee revenues generated from the acquisitions accounted for as purchases and the net commission and/or fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of the period over period change in contingent commissions.

(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax litigation and contingent commission related matters divided by total revenues.

(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, investment gains (losses), depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

Notes to First Quarter 2005 Unconsolidated and Consolidated Investment Summaries

(7)	On April 1, 2005, Gallagher received $5.8 million in cash comprising a $2.1 million dividend ($0.02 per diluted share, net of tax) and a $3.7 million return of capital from one of its Bermuda insurance investments which will be recorded in second quarter 2005.

(8)	On April 20, 2005, Gallagher completed the sale of its Florida Community Development investment and will record a one time gain of approximately $12.0 million ($0.07 per diluted share, net of tax) in second quarter 2005. Accordingly, these Florida Community Development balances will be eliminated from Gallagher’s consolidated balance sheet in second quarter 2005. Terms of the transaction provide that Gallagher continue to post a $12.6 million letter of credit to guarantee $12.4 million of bonds issued by the development. Gallagher is fully indemnified by an affiliate of the purchaser and in consideration will receive cash compensation sufficient to cover its costs plus 1% of certain future cash flow residuals from the development.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

					March 31, 2005
	March 31, 2005		December 31, 2004		LOCs & Financial Guarantees	Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset
Alliance Corporation (AAC)	$0.1	$47.3	$0.8	$46.7	$—	$—

Low income housing (LIH) developments:
Bridge loans	5.3	—	5.2	—	—	—
Partnership interests	—	1.3	—	1.5	—	—
LIH Developer	—	9.1	—	9.2	—	—

Alternative energy investments:
Owned partnership interests	0.9	18.7	0.9	19.1	4.4	0.8
Biogas project	—	15.0	—	14.7	—	—
Partnership interest installment sales	21.4	11.3	18.6	12.9	—	—

Bermuda insurance investments (7)	—	20.4	—	20.4	6.7	—

Real estate, venture capital and other investments	0.1	6.3	0.5	7.9	—	2.0

Total unconsolidated investments	27.8	129.4	26.0	132.4	11.1	2.8
Non-recourse borrowings - Biogas project	(0.3)	(13.7)	(0.2)	(13.8)	—	—

Net unconsolidated investments	$27.5	$115.7	$25.8	$118.6	$11.1	$2.8

Consolidated Investment Summary

(Unaudited - in millions)

			March 31, 2005
	March 31, 2005	December 31, 2004	LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$101.4	$101.3	$—	$—
Accumulated depreciation	(16.5)	(15.8)	—	—
Non-recourse borrowings - current	(0.9)	(0.9)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(72.9)	(73.1)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	3.0	2.8	—	—

Net investment	11.1	11.3	—	—

Florida community development: (8)
Fixed assets	62.0	60.3	—	—
Accumulated depreciation	(0.9)	(0.7)	—	—
Non-recourse borrowings - current	(19.0)	(17.9)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(0.2)	(0.1)	—	—
Recourse borrowings - noncurrent	(12.4)	(12.4)	—	—
Net other consolidated assets and liabilities	(3.1)	(2.4)	2.7	—

Net investment	9.4	9.8	2.7	—

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(15.0)	(14.1)	—	—
Non-recourse borrowings - current	(2.6)	(2.6)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(29.3)	(29.9)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.1)	—	—	—

Net investment	4.8	5.2	—	—

Syn/Coal partnerships:
Fixed assets	15.7	15.6	—	—
Accumulated depreciation	(3.9)	(2.8)	—	—
Non-recourse borrowings - current	(3.1)	(2.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(6.8)	(7.7)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	0.4	1.6	—	—

Net investment	2.3	3.9	—	—

Total consolidated investments:
Fixed assets	230.9	229.0	—	—
Accumulated depreciation	(36.3)	(33.4)	—	—
Non-recourse borrowings - current	(25.6)	(24.2)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(109.2)	(110.8)	—	—
Recourse borrowings - noncurrent	(15.4)	(15.4)	—	—
Net other consolidated assets and liabilities	0.2	2.0	2.7	—

Net investment	$27.6	$30.2	$2.7	$—

See notes to first quarter 2005 earnings release and unconsolidated and consolidated investment summaries on page 6.

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